Exhibit 99.2

Unaudited Condensed Consolidated Financial Statements

CUSTOM COMPONENTS, INC. AND SUBSIDIARY

Unaudited Condensed Consolidated Balance Sheet

June 30, 2008

Assets
Current assets
Cash	$935,908
Accounts receivable	2,234,043
Inventories	1,813,673
Income taxes receivable	141,405
Deferred tax asset	340,584
Prepaid expenses and other current assets	28,784
Total Current Assets	5,494,397

Property and equipment, net	939,759

Security Deposits	37,276

$6,471,432
Liabilities and Stockholder’s Equity
Current liabilities
Borrowings under line of credit	$286,025
Current maturities of long term debt	4,743
Current maturities of capital lease obligations	158,102
Accounts payable	592,150
Accrued expenses	1,308,499
Due to stockholder	22,798
Total Current Liabilities	2,372,317

Long-term debt, net of current maturities	2,931
Capital lease obligations, net of current maturities	240,232
Deferred tax liability	119,176
Total Liabilities	2,734,656

Minority interest	738,279

Commitments and contingencies

Stockholder’s equity
Common Stock, no par value, 1,000 shares authorized 50 shares issued and outstanding	12,446
Retained earnings	2,986,051
Total stockholder’s equity	2,998,497

$6,471,432

See accompanying notes to unaudited condensed consolidated financial statements

Unaudited Condensed Consolidated Financial Statements

CUSTOM COMPONENTS, INC. AND SUBSIDIARY

Unaudited Condensed Consolidated Statement of Operations

For the three months ended June 30, 2008

Net sales	$3,207,044

Cost of goods sold	2,504,827

Gross profit	702,217

Selling, general and administrative expenses	1,024,115

Operating loss	(321,898)

Other income (expense)
Interest income	8,173
Interest expense	(17,054)

Loss before income taxes and minority interest	(330,779)

Benefit from income taxes	200,638

Loss before minority interest	(130,141)

Minority interest, net of tax	34,532

Net Loss	$(95,609)

See accompanying notes to unaudited condensed consolidated financial statements

Unaudited Condensed Consolidated Financial Statements

CUSTOM COMPONENTS, INC. AND SUBSIDIARY

Unaudited Condensed Consolidated Statement of Cash Flow

For the three months ended June 30, 2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(95,609)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	39,332
Minority Interest	(34,534)
Changes in assets and liabilities:
Accounts receivable	(598,917)
Inventories	(228,858)
Prepaid expenses and other assets	29,331
Accounts payable and accrued expenses	267,952
Total adjustments	(525,694)
Net cash used in operating activities	(621,303)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(25,568)
Net cash used in investing activities	(25,568)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt	(46,574)
Repayment of loans from related parties	(123,764)
Net cash used in financing activities	(170,338)
Net change in cash	(817,209)
Cash at beginning of period	1,753,117
Cash at end of period	$935,908

See accompanying notes to unaudited condensed consolidated financial statements

Unaudited Condensed Consolidated Financial Statements

CUSTOM COMPONENTS, INC. AND SUBSIDIARY

Notes to Unaudited Condensed Consolidated Financial Statements

Note 1 – Business Description and Summary of Significant Accounting Policies

Business Description

Custom Components, Inc. (“Custom”) and its subsidiary, Advanced Control Components, Inc. (“Advanced”), (collectively the “Company”), was founded in 1975 and 1982, respectively, by engineers and entrepreneurs.  The Company is a supplier of high performance solid-state radio frequency (“RF”) and microwave components and sub-systems serving military, aerospace, commercial and instrumentation markets.

Principles of Consolidation

The consolidated financial statements include the accounts of Custom and its 80% owned subsidiary, Advanced, after elimination of all significant intercompany transactions and balances.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization.  Depreciation and amortization are provided on the straight-line method over the estimated useful lives as follows:

Machinery and equipment	5 – 10 years
Furniture and fixtures	5 – 7 years
Computers and software	3 years
Leasehold improvements	lesser of lease term or estimated useful life

Certain equipment held under capital leases is classified as property and equipment and amortized using the straight-line method over its estimated life and the related obligations are recorded as liabilities.  Maintenance and repairs are charged to expense as incurred.  Expenditures for betterments and major renewals are capitalized.  Upon sale or retirement, the costs and related accumulated depreciation are eliminated from the accounts and any gain or loss on such disposal is reflected in operations.

Unaudited Condensed Consolidated Financial Statements

Income Taxes

The Company accounts for income taxes under the asset and liability method as prescribed by Statement of Financial Accounting Standards (“SFAS”) No. 109 Accounting for Income Taxes.  Under the asset and liability method, deferred tax assets and liabilities are recognized based upon differences arising from the carrying amounts of the Company’s assets and liabilities for tax and financial reporting purposes using enacted tax rates in effect for the year in which the differences are expected to reverse.  The Company files a consolidated tax return.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period when the change in tax rates is enacted.  A valuation allowance is established when it is determined that it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Revenue Recognition

The Company recognizes revenue when the persuasive evidence of an arrangement exists, title and the risks and rewards of ownership of the products have been transferred to the customer, the sales price is fixed or determinable, and collectibility of the relevant receivable is reasonably assured.  For arrangements requiring multiple shipments of products over a period of time, revenue is recognized for each shipment when all of the aforementioned criteria have been met and the Company has met all of its relevant obligations contained in the sales contract.

Concentration of Cash Balance

At times during the year, the Company maintains balances in banks, which exceed the federally insured limit of $100,000.  These balances fluctuate during the year and the uninsured portion can vary greatly.  Management monitors regularly the financial condition of the banking institution, along with their balance of cash and cash equivalents in order to minimize this risk.

Fair Value of Financial Instruments

The carrying value of cash, accounts receivable, accounts payable, accrued liabilities and customer advances approximates their fair value because of the short-term maturities of these items.  The carrying value of borrowings under the line of credit agreement approximate their fair value because the related interest rate represents the market rate for comparable agreements.

Unaudited Condensed Consolidated Financial Statements

NOTE 2 – Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market (net realizable value) and consisted of the following (in thousands):

June 30,
2008

Raw materials	$1,022,430
Work-in-process	791,243
Total inventories	$1,813,673

NOTE 3 – Property and Equipment

Property and equipment are summarized as follows:

June 30,
2008

Machinery and equipment	$1,953,536
Furniture and fixtures	57,714
Computers and software	284,535
Leasehold improvements	102,491
2,398,276
Less accumulated depreciation	1,458,517
Net property and equipment	$939,759

NOTE 4 – Lines of Credit

The Company is party to an agreement with a bank for a line of credit, which expires on May 4, 2009, whereby it may borrow up to $1,500,000 at the bank’s prime rate, which was 5.25% at June 30, 2008 and is personally guaranteed by the stockholder of the Company.  The line is collateralized by inventory, accounts receivable, equipment and fixtures of the Company.  The agreement provides for certain financial covenants.

NOTE 5 – Related Parties

The Company has a note payable, with no repayment terms, due to the stockholder of Custom.  The note is unsecured and had a balance of $22,798 at June 30, 2008.  Interest on the note is set at a fixed rate of 9%.